UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2017

LANXESS Solutions US Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut		19103 06749
(Address of Principal Executive Offices)		(Zip Code)
(203) 573-2000
(Registrant’s telephone number, including area code)

Chemtura Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE
On April 21, 2017, the acquisition of Chemtura Corporation, a Delaware corporation (the “Company”), by Lanxess Deutschland GmbH, a limited liability company formed under the laws of Germany (“Parent”), was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of September 25, 2016 (the “Merger Agreement”), among the Company, Parent and LANXESS Solutions US Inc. (f/k/a LANXESS Additives Inc.), a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as the surviving corporation (the “Surviving Corporation”).

Item 1.02.	Termination of a Material Definitive Agreement.
Senior Secured Term Facility Credit Agreement
In connection with the consummation of the Merger, on April 21, 2017, all amounts due and owing under that certain Senior Secured Term Facility Credit Agreement, dated as of August 27, 2010, as amended and restated as of October 30, 2013, and as further amended from time to time (the “Term Facility”), among the Company, Bank of America, N.A., as Administrative Agent (as defined therein), and the Lenders party thereto, among other parties thereto, were paid and the Term Facility was terminated in accordance with its terms.
Senior Secured Revolving Credit Facilities Agreement
In connection with the consummation of the Merger, on April 21, 2017, all amounts due and owing under that certain Senior Secured Revolving Credit Facilities Agreement, dated as of November 10, 2010, as amended and restated as of December 4, 2013, and as further amended from time to time (the “Revolver”), among the Company and certain of its subsidiaries named therein as Borrowers (as defined therein), Bank of America, N.A., as U.S. Administrative Agent, Foreign Administrative Agent and Swing Line Lender, each as defined in the Revolver, and the Lenders (as defined therein) party thereto, among other parties thereto, were paid and the Revolver was terminated in accordance with its terms.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.
On April 21, 2017, pursuant to the terms of the Merger Agreement, Parent completed the acquisition of the Company upon the consummation of the Merger. Except as set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, Parent, any of their respective subsidiaries or held by any holder who properly perfected its rights of appraisal in accordance with Section 262 of the Delaware General Corporation Law) was automatically cancelled and converted into the right to receive $33.50 in cash, without interest (such per share amount, the “Merger Consideration”), less any applicable taxes required to be withheld.
Subject to the terms of the Merger Agreement, at the Effective Time:
(a)  each option (each, a “Company Stock Option”) to purchase shares of Company Stock (as defined therein) that was outstanding under the Company’s 2010 Long-Term Incentive Plan, as amended (the “Company Stock Plan”), whether or not vested or exercisable, was, automatically and without any action on behalf of the holder thereof, canceled, and the Company became obligated to pay each holder of such Company Stock Option for each such Company Stock Option an amount in cash equal to the Merger Consideration, multiplied by the number of shares of Common Stock underlying such Company Stock Option (less the applicable exercise price) (assuming full vesting of the Company Stock Option) had such holder exercised the Company Stock Option in full immediately prior to the Effective Time;

(b) each restricted stock unit award relating to shares of Company Stock (other than a Company Performance Share (defined below)), whether required to be settled in cash or in stock (each, a “Company RSU”), that was outstanding under the Company Stock Plan and unvested, automatically and without any action on behalf of the holder or beneficiary thereof, was converted to a deferred cash award in an amount equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company RSU;
(c) each Company RSU that was outstanding under the Company Stock Plan and vested (but for which the underlying shares of Company Stock have not yet been delivered), automatically and without any action on behalf of the holder or beneficiary thereof, was canceled, and the Company became obligated to pay the holder of any such Company RSU an amount in cash equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company RSU;
(d) each performance share award relating to shares of Company Stock, whether required to be settled in cash or in stock (each, a “Company Performance Share”), that was outstanding under the Company Stock Plan, and for which the applicable performance period had not ended, automatically and without any action on behalf of the holder or beneficiary thereof, was converted to a deferred cash award in an amount equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company Performance Share, which number was determined based on the target performance level;
(e) each Company Performance Share that was outstanding under the Company Stock Plan and for which the applicable performance period had ended (but for which the underlying shares of Company Stock had not yet been delivered), automatically and without any action on behalf of the holder or beneficiary thereof, was canceled, and the Company became obligated to pay the holder of any such Company Performance Share an amount in cash equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company Performance Share, which number was determined based on actual performance as of the end of the applicable performance period;
(f) each outstanding cash award that was vested was canceled in exchange for payment to the holder of an amount in cash equal to the face amount of such award; and
(g) each outstanding cash award that was unvested will continue as in effect immediately prior to the Effective Time.
The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2016 and the terms of which are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As of April 21, 2017, trading in shares of Common Stock on the New York Stock Exchange (the “NYSE”) has been halted. As a consequence of the Merger, on April 21, 2017, the Company requested that the NYSE file a Form 25 with the SEC, to request the removal of the Common Stock from listing on the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The disclosure set forth in the Introductory Note above and under Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.
The disclosure set forth in the Introductory Note above and under Items 2.01 and 3.01 above and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Upon consummation of, and as a result of, the Merger, a change of control in the Company occurred and the Company became an indirect wholly owned subsidiary of Parent. The disclosure set forth in the Introductory Note above and under Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, each of Craig A. Rogerson, Jeffrey D. Benjamin, Timothy J. Bernlohr, Anna C. Catalano, James W. Crownover, Robert A. Dover, Jonathan F. Foster and John K. Wuff resigned from the board of directors of the Company (the “Board”). The resignations were not the result of any disagreement with the Company and were effectuated solely in connection with the Merger.
From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time became the officers of the Surviving Corporation.
On April 21, 2017, Billie Flaherty resigned as Secretary of the Surviving Corporation.  Immediately thereafter,  Lee Sjoberg was appointed as Secretary of the Surviving Corporation.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to be the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the provisions of the certificate of incorporation of Merger Sub relating to the incorporator of Merger Sub were omitted. As a result of such amendment, the name of the Company was changed from Chemtura Corporation to LANXESS Solutions US Inc. The resulting certificate of incorporation of the Surviving Corporation as so amended and restated is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated in their entirety to be the bylaws of Merger Sub as in effect immediately prior to the Effective Time. The resulting bylaws of the Surviving Corporation as so amended and restated are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.
On April 21, 2017, Parent issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of September 25, 2016, among the Company, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2016).

3.1	Amended and Restated Certificate of Incorporation of the Surviving Corporation.

3.2	Amended and Restated Bylaws of the Surviving Corporation.

99.1	Press Release of Parent, dated April 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANXESS Solutions US Inc.

By:	/s/ Lee Sjoberg
Name:	Lee Sjoberg
Title:	Secretary
Date: April 21, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of September 25, 2016, among Company, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2016).

3.1	Amended and Restated Certificate of Incorporation of the Surviving Corporation.

3.2	Amended and Restated Bylaws of the Surviving Corporation.

99.1	Press Release of Parent, dated April 21, 2017.